CUSIP No. 512815-10-1               13G                      Page 12 of 13 Pages

                                                                       EXHIBIT 1


Each of the undersigned hereby affirms that he, she or it is individually eligible to use Schedule 13G and agrees that this Schedule 13G is filed on his, her or its behalf.

Dated:  February 11, 2000


                                           The Reilly Family Limited Partnership


                                           By: /s/ KEVIN P. REILLY, JR.
                                              ----------------------------------
                                           Name:    Kevin P. Reilly, Jr.
                                           Title:   Managing General Partner

                                           /s/ KEVIN P. REILLY, JR.
                                           -------------------------------------
                                           Kevin P. Reilly, Jr.

                                           /s/ WENDELL S. REILLY
                                           -------------------------------------
                                           Wendell S. Reilly

                                           /s/ SEAN E. REILLY
                                           -------------------------------------
                                           Sean E. Reilly

                                           /s/ ANNA R. CULLINAN
                                           -------------------------------------
                                           Anna R. Cullinan